Exhibit 12.2

CERTIFICATION REQUIRED BY RULE 13a-14(a)/15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

I, Michael Kidd, certify that:

1. I have reviewed this amendment to the annual report on Form 20-F of C21 Investments Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 20, 2020	By:	/s/ Michael Kidd Michael Kidd Chief Financial Officer and Director (Principal Financial and Accounting Officer)